Exhibit 10.2

PROFICIENT AUTO LOGISTICS, INC.

2024 LONG-TERM INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: [  ], 2024
APPROVED BY THE STOCKHOLDERS: [  ], 2024
IPO DATE: [  ], 2024

1. GENERAL.

(a) Plan Purpose. The Company, by means of the Plan, seeks to secure and retain the services of Employees and Directors, to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.

(b) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) SARs; (iv) Restricted Stock Awards; (v) RSU Awards; (vi) Performance Awards; and (vii) Other Awards.

(c) Adoption Date; Effective Date. The Plan will come into existence on the Adoption Date, but no Award may be granted prior to the Effective Date.

2.   SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to adjustment in accordance with Section 2(c) and any adjustments as necessary to implement any Capitalization Adjustments in accordance with Section 6, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed 3,260,000 shares of Common Stock.

(b) Aggregate Incentive Stock Option Limit. Notwithstanding anything to the contrary in Section 2(a) and subject to any adjustments as necessary to implement any Capitalization Adjustments in accordance with Section 6, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is 3,260,000 shares of Common Stock (which number includes all shares of Common Stock available for delivery under Section 2(a) since the establishment of the Plan, determined in accordance with the terms of the Plan).

(c) Share Reserve Operation.

(i) Limit Applies to Common Stock Issued Pursuant to Awards. For clarity, the Share Reserve is a limit on the number of shares of Common Stock that may be issued pursuant to Awards and does not limit the granting of Awards, except that the Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy its obligations to issue shares of Common Stock pursuant to such Awards. Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, Nasdaq Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, NYSE American Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares of Common Stock available for issuance under the Plan.

(ii) Actions that Do Not Constitute Issuance of Common Stock and Do Not Reduce Share Reserve. The following actions do not result in an issuance of shares of Common Stock under the Plan and accordingly do not reduce the number of shares of Common Stock subject to the Share Reserve and available for issuance under the Plan: (1) the expiration or termination of any portion of an Award without the shares of Common Stock covered by such portion of the Award having been issued; (2) the settlement of any portion of an Award in cash (i.e., the Participant receives cash rather than shares of Common Stock); (3) the withholding of shares of Common Stock that would otherwise be issued by the Company to satisfy the exercise, strike or purchase price of an Award; or (4) the withholding of shares of Common Stock that would otherwise be issued by the Company to satisfy a tax withholding obligation in connection with an Award.

(iii) Reversion of Previously Issued Shares of Common Stock to Share Reserve. The following shares of Common Stock previously issued pursuant to an Award and accordingly initially deducted from the Share Reserve will be added back to the Share Reserve and again become available for issuance under the Plan: (1) any shares of Common Stock that are forfeited back to or repurchased by the Company because of a failure to meet a contingency or condition required for the vesting of such shares of Common Stock; (2) any shares of Common Stock that are reacquired by the Company to satisfy the exercise, strike or purchase price of an Award; and (3) any shares of Common Stock that are reacquired by the Company to satisfy a tax withholding obligation in connection with an Award.

3. ELIGIBILITY AND LIMITATIONS.

(a) Eligible Award Recipients. Subject to the terms of the Plan, Employees and Directors are eligible to receive Awards.

(b) Specific Award Limitations.

(i) Limitations on Incentive Stock Option Recipients. Incentive Stock Options may be granted only to Employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code).

(ii) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(iii) Limitations on Incentive Stock Options Granted to Ten Percent Stockholders. A Ten Percent Stockholder may not be granted an Incentive Stock Option unless (i) the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant of such Option and (ii) the Option is not exercisable after the expiration of five years from the date of grant of such Option.

(iv) Limitations on Nonstatutory Stock Options and SARs. Nonstatutory Stock Options and SARs may not be granted to Employees and Directors who are providing Continuous Service only to any “parent” of the Company (as such term is defined in Rule 405) unless the shares of Common Stock underlying such Awards is treated as “service recipient stock” under Section 409A because the Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Awards otherwise comply with the distribution requirements of Section 409A.

(c) Aggregate Incentive Stock Option Limit. The aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is the number of shares of Common Stock specified in Section 2(b).

(d) Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Non-Employee Director with respect to any fiscal year following the year in which the IPO Date occurs, including Awards granted and cash fees paid by the Company to such Non-Employee Director, will not exceed (i) $200,000 in total value or (ii) in the event such Non-Employee Director is first appointed or elected to the Board during such fiscal year, a pro rata amount, rounded to the nearest cent, equal to $200,000 multiplied by the quotient of the total number of calendar days such individual is considered a duly appointed or elected Non-Employee Director in such fiscal year (including the day on which he or she is so duly appointed or elected) over the total number of calendar days in such fiscal year, in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes. For avoidance of doubt, compensation will count towards this limit for the fiscal year in which it was granted or earned, and not later when distributed, in the event it is deferred.

4.   OPTIONS AND STOCK APPRECIATION RIGHTS. Each Option and SAR will have such terms and conditions as determined by the Board. Each Option will be designated in writing as an Incentive Stock Option or Nonstatutory Stock Option at the time of grant; provided, however, that if an Option is not so designated, then such Option will be a Nonstatutory Stock Option, and the shares of Common Stock purchased upon exercise of each type of Option will be separately accounted for. Each SAR will be denominated in shares of Common Stock equivalents. The terms and conditions of separate Options and SARs need not be identical; provided, however, that each Option Agreement and SAR Agreement will conform (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

(a) Term. Subject to Section 3(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of grant of such Award or such shorter period specified in the Award Agreement.

(b) Exercise or Strike Price. Subject to Section 3(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will not be less than 100% of the Fair Market Value on the date of grant of such Award. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value on the date of grant of such Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Change in Control and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code.

(c) Exercise Procedure and Payment of Exercise Price for Options. In order to exercise an Option, the Participant must provide notice of exercise to the Plan Administrator in accordance with the procedures specified in the Option Agreement or otherwise provided by the Company. The Board has the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The exercise price of an Option may be paid, to the extent permitted by Applicable Law and as determined by the Board, by one or more of the following methods of payment to the extent set forth in the Option Agreement:

(i) by cash or check, bank draft or money order payable to the Company;

(ii) pursuant to a “cashless exercise” program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock that are already owned by the Participant free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) at the time of exercise, the shares of Common Stock are publicly traded, (2) any remaining balance of the exercise price not satisfied by such delivery is paid by the Participant in cash or other permitted form of payment, (3) such delivery would not violate any Applicable Law or agreement restricting the redemption of the shares of Common Stock, (4) any certificated shares of Common Stock are endorsed or accompanied by an executed assignment separate from the certificates, and (5) such shares of Common Stock have been held by the Participant for any minimum period necessary to avoid adverse accounting treatment as a result of such delivery;

(iv)   if the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares of Common Stock with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) such shares of Common Stock used to pay the exercise price will not be exercisable thereafter and (2) any remaining balance of the exercise price not satisfied by such net exercise is paid by the Participant in cash or other permitted form of payment; or

(v) in any other form of consideration that may be acceptable to the Board and permissible under Applicable Law.

(d) Exercise Procedure and Payment of Appreciation Distribution for SARs. In order to exercise any SAR, the Participant must provide notice of exercise to the Plan Administrator in accordance with the SAR Agreement. The appreciation distribution payable to a Participant upon the exercise of a SAR will not be greater than an amount equal to the excess of (i) the aggregate Fair Market Value on the date of exercise of a number of shares of Common Stock equal to the number of Common Stock equivalents that are vested and being exercised under such SAR, over (ii) the strike price of such SAR. Such appreciation distribution may be paid to the Participant in the form of shares of Common Stock or cash (or any combination of shares of Common Stock and cash) or in any other form of payment, as determined by the Board and specified in the SAR Agreement.

(e)   Transferability. Options and SARs may not be transferred to third party financial institutions for value. The Board may impose such additional limitations on the transferability of an Option or SAR as it determines. In the absence of any such determination by the Board, the following restrictions on the transferability of Options and SARs will apply; provided that except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration; and provided, further, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer:

(i) Restrictions on Transfer. An Option or SAR will not be transferable, except by will or by the laws of descent and distribution, and will be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may permit transfer of an Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request, including to a trust if the Participant is considered to be the sole beneficial owner of such trust (as determined under Section 671 of the Code and applicable state law) while such Option or SAR is held in such trust, provided that the Participant and the trustee enter into a transfer agreement and other agreements required by the Company.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, subject to the execution of transfer documentation in a format acceptable to the Company and subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to a domestic relations order.

(f) Vesting. The Board may impose such restrictions on or conditions to the vesting and/or exercisability of an Option or SAR as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Options and SARs will cease upon termination of the Participant’s Continuous Service.

(g) Termination of Continuous Service for Cause. Except as explicitly otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Options and SARs will terminate and be forfeited immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising any portion (including any vested portion) of such Awards on and after the date of such termination of Continuous Service and the Participant will have no further right, title or interest in such forfeited Award, the shares of Common Stock subject to the forfeited Award, or any consideration in respect of the forfeited Award.

(h) Post-Termination Exercise Period Following Termination of Continuous Service for Reasons Other than Cause. Subject to Section 4(i), if a Participant’s Continuous Service terminates for any reason other than for Cause, the Participant may exercise his or her Option or SAR to the extent vested, but only within the following periods of time or, if applicable, such other period of time provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)):

(i) three months following the date of such termination if such termination is a termination without Cause (other than any termination due to the Participant’s Disability or death); or

(ii) six months following the date of such termination if such termination is due to the Participant’s Disability or death; or

(iii) three months following the date of such termination if such termination is for any reason other than for Cause, without Cause, or due to the Participant’s Disability or death.

Following the date of such termination, to the extent the Participant does not exercise such Award within the applicable Post-Termination Exercise Period (or, if earlier, prior to the expiration of the maximum term of such Award), such unexercised portion of the Award will terminate, and the Participant will have no further right, title or interest in the terminated Award, the shares of Common Stock subject to the terminated Award, or any consideration in respect of the terminated Award.

(i) Restrictions on Exercise; Extension of Exercisability. A Participant may not exercise an Option or SAR at any time that the issuance of shares of Common Stock upon such exercise would violate Applicable Law. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason other than for Cause and, at any time during the last thirty days of the applicable Post-Termination Exercise Period: (i) the exercise of the Participant’s Option or SAR would be prohibited solely because the issuance of shares of Common Stock upon such exercise would violate Applicable Law, or (ii) the immediate sale of any shares of Common Stock issued upon such exercise would violate the Company’s Trading Policy, then the applicable Post-Termination Exercise Period will be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions); provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)).

(j) Non-Exempt Employees. No Option or SAR, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, will be first exercisable for any shares of Common Stock until at least six months following the date of grant of such Award. Notwithstanding the foregoing, in accordance with the provisions of the Worker Economic Opportunity Act, any vested portion of such Award may be exercised earlier than six months following the date of grant of such Award in the event of (i) such Participant’s death or Disability, (ii) a Change in Control, or (iii) such Participant’s retirement (as such term may be defined in the Award Agreement or another applicable agreement or, in the absence of any such definition, in accordance with the Company’s then current employment policies and guidelines). This Section 4(j) is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

(k) Whole Shares. Options and SARs may be exercised only with respect to whole shares of Common Stock or their equivalents.

5. AWARDS OTHER THAN OPTIONS AND STOCK APPRECIATION RIGHTS.

(a) Restricted Stock Awards and RSU Awards. Each Restricted Stock Award and RSU Award will have such terms and conditions as determined by the Board; provided, however, that each Restricted Stock Award Agreement and RSU Award Agreement will conform (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

(i) Form of Award.

(1) RSAs: To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock subject to a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until such shares of Common Stock become vested or any other restrictions lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. Unless otherwise determined and set out by the Board in the applicable Restricted Stock Award Agreement, a Participant will have voting and other rights as a stockholder of the Company with respect to any shares of Common Stock subject to a Restricted Stock Award.

(2) RSUs: An RSU Award represents a Participant’s right to be issued on a future date the number of shares of Common Stock that is equal to the number of restricted stock units subject to the RSU Award. As a holder of an RSU Award, a Participant is an unsecured creditor of the Company with respect to the Company’s unfunded obligation, if any, to issue shares of Common Stock in settlement of such Award and nothing contained in the Plan or any RSU Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between a Participant and the Company or an Affiliate or any other person. A Participant will not have voting or any other rights as a stockholder of the Company with respect to any RSU Award (unless and until shares of Common Stock are actually issued in settlement of a vested RSU Award).

(ii) Consideration.

(1) RSA: A Restricted Stock Award may be granted in consideration for (A) cash or check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of consideration (including future services) as the Board may determine and permissible under Applicable Law.

(2) RSU: Unless otherwise determined by the Board at the time of grant, an RSU Award will be granted in consideration for the Participant’s services to the Company or an Affiliate, such that the Participant will not be required to make any payment to the Company (other than such services) with respect to the grant or vesting of the RSU Award, or the issuance of any shares of Common Stock pursuant to the RSU Award. If, at the time of grant, the Board determines that any consideration must be paid by the Participant (in a form other than the Participant’s services to the Company or an Affiliate) upon the issuance of any shares of Common Stock in settlement of the RSU Award, such consideration may be paid in any form of consideration as the Board may determine and permissible under Applicable Law.

(iii) Vesting. The Board may impose such restrictions on or conditions to the vesting of a Restricted Stock Award or RSU Award as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Restricted Stock Awards and RSU Awards will cease upon termination of the Participant’s Continuous Service.

(iv) Termination of Continuous Service. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason, (i) the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant under his or her Restricted Stock Award that have not vested as of the date of such termination as set forth in the Restricted Stock Award Agreement and (ii) any portion of his or her RSU Award that has not vested will be forfeited upon such termination and the Participant will have no further right, title or interest in the RSU Award, the shares of Common Stock issuable pursuant to the RSU Award, or any consideration in respect of the RSU Award.

(v) Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to a Restricted Stock Award or RSU Award, as determined by the Board and specified in the Award Agreement.

(vi) Settlement of RSU Awards. An RSU Award may be settled by the issuance of shares of Common Stock or cash (or any combination thereof) or in any other form of payment, as determined by the Board and specified in the RSU Award Agreement.

(b) Performance Awards. With respect to any Performance Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, the other terms and conditions of such Award, and the measure of whether and to what degree such Performance Goals have been attained will be determined by the Board and set out in the applicable Award Agreement.

(c) Other Awards. Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value at the time of grant) may be granted either alone or in addition to Awards provided for under Section 4 and the preceding provisions of this Section 5. Subject to the provisions of the Plan, the Board will have sole and complete discretion to determine the persons to whom and the time or times at which such Other Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Awards and all other terms and conditions of such Other Awards.

6. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of shares of Common Stock subject to the Plan; (ii) the class(es) and maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 2(b); and (iii) the class(es) and number of securities and exercise price, strike price or purchase price of shares of Common Stock subject to outstanding Awards. The Board shall make such adjustments, and its determination shall be final, binding, and conclusive. However, in no event shall this Section 6(a) be construed to permit a modification (including a replacement) of an Award if such modification either: (i) would result in accelerated recognition of income or imposition of additional tax under Section 409A, or (ii) would cause the Award subject to the modification (or cause a replacement) to be subject to Section 409A, provided that the restriction of this clause (ii) shall not apply to any Award that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Section 409A. Notwithstanding the foregoing, no fractional shares or rights for fractional shares of Common Stock shall be created in order to implement any Capitalization Adjustment. The Board shall determine an appropriate equivalent benefit, if any, for any fractional shares or rights to fractional shares that might be created by the adjustments referred to in the preceding provisions of this Section.

(b) Change in Control. The following provisions will apply to Awards in the event of a Change in Control, unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Award. However, in no event shall this Section 6(b) be construed to permit an action or payment if such action or payment would result in accelerated recognition of income or imposition of additional tax under Section 409A.

(i) Awards May Be Assumed. In the event of a Change in Control (including a change in the Incumbent Board which constitutes a Change in Control), any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute similar awards for Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Change in Control), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Change in Control. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an Award or substitute a similar award for only a portion of an Award, or may choose to assume or continue the Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution will be set by the Board.

(ii) Awards Held by Current Participants. In the event of a Change in Control (including a change in the Incumbent Board which constitutes a Change in Control) in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by Participants (referred to as the “Current Participants”), subject to the provisions of Section 6(a), the occurrence of a Change in Control shall have the effect, if any, with respect to any Award as set forth in the Award Agreement or, to the extent not prohibited by the Plan or the Award Agreement, as provided by the Board.

(iii) Dissolution or Liquidation. Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company that qualifies as a Change in Control, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service; provided, however, that the Board may determine to cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Appointment of Stockholder Representative. As a condition to the receipt of an Award under this Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Change in Control involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.

(d) No Restriction on Right to Undertake Transactions. The grant of any Award under the Plan and the issuance of shares of Common Stock pursuant to any Award does not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, rights or options to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the shares of Common Stock or the rights thereof or which are convertible into or exchangeable for shares of Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

7.   ADMINISTRATION.

(a) Administration by Board. The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 7(c) below.

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time (1) which of the persons eligible under the Plan will be granted Awards; (2) when and how each Award will be granted; (3) what type or combination of types of Award will be granted; (4) the provisions of each Award granted (which need not be identical), including the time or times when a person will be permitted to receive an issuance of shares of Common Stock or other payment pursuant to an Award; (5) the number of shares of Common Stock or cash equivalent with respect to which an Award that will be granted to each such person; (6) the Fair Market Value applicable to an Award; and (7) the terms of any Performance Award that is not valued in whole or in part by reference to, or otherwise based on, the shares Common Stock, including the amount of cash payment or other property that may be earned and the timing of payment.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it deems necessary or expedient to make the Plan or Award fully effective or compliant with Applicable Law.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest, notwithstanding the provisions in the Award Agreement stating the time at which it may first be exercised or the time during which it will vest.

(v) To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Change in Control, for reasons of administrative convenience.

(vi) To suspend or terminate the Plan at any time. Suspension or termination of the Plan will not Materially Impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vii) To amend the Plan in any respect the Board deems necessary or advisable; provided, however, that stockholder approval will be required for any amendment to the extent required by Applicable Law. Except as provided above, rights under any Award granted before amendment of the Plan will not be Materially Impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(viii) To submit any amendment to the Plan for stockholder approval.

(ix) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to Section 9(m) and any specified limits in the Plan that are not subject to Board discretion; provided however, that, a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(x) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(xi) To adopt such procedures and sub-plans as are necessary or appropriate to permit and facilitate participation in the Plan by, or take advantage of specific tax treatment for Awards granted to, Employees and Directors who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement to ensure or facilitate compliance with the laws of the relevant foreign jurisdiction).

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to another Committee or a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Each Committee may retain the authority to concurrently administer the Plan with Committee or subcommittee to which it has delegated its authority hereunder and may, at any time, revest in such Committee some or all of the powers previously delegated. The Board may retain the authority to concurrently administer the Plan with any Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Rule 16b-3 Compliance. To the extent an Award is intended to qualify for the exemption from Section 16(b) of the Exchange Act that is available under Rule 16b-3 of the Exchange Act, the Award will be granted by the Board or a Committee that consists solely of two or more Non-Employee Directors, as determined under Rule 16b-3(b)(3) of the Exchange Act and thereafter any action establishing or modifying the terms of the Award will be approved by the Board or a Committee meeting such requirements to the extent necessary for such exemption to remain available.

(d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board or any Committee in good faith will not be subject to review by any person and will be final, binding, and conclusive on all persons.

(e) Delegation to Other Person or Body. The Board or any Committee may delegate to one or more persons or bodies the authority to do one or more of the following to the extent permitted by Applicable Law: (i) designate recipients, other than Officers, of Options and SARs (and, to the extent permitted by Applicable Law, other Awards), provided that no person or body may be delegated authority to grant an Award to themself; (ii) determine the number of shares subject to such Awards; and (iii) determine the terms of such Awards; provided, however, that the Board or Committee action regarding such delegation will fix the terms of such delegation in accordance with Applicable Law, including without limitation Sections 152 and 157 of the Delaware General Corporation Law. Unless provided otherwise in the Board or Committee action regarding such delegation, each Award granted pursuant to this Section will be granted on the applicable form of Award Agreement most recently approved for use by the Board or the Committee, with any modifications necessary to incorporate or reflect the terms of such Award. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate to any person or body (who is not a Director or that is not comprised solely of Directors, respectively) the authority to determine the Fair Market Value.

8. TAX WITHHOLDING.

(a) Withholding Authorization. As a condition to acceptance of any Award under the Plan, a Participant authorizes withholding from payroll and any other amounts payable to such Participant, and otherwise agrees to make adequate provision for (including), any sums required to satisfy any U.S. federal, state, local and/or foreign tax or social insurance contribution withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise, vesting or settlement of such Award, as applicable. Accordingly, a Participant may not be able to exercise an Award even though the Award is vested, and the Company shall have no obligation to issue shares of Common Stock subject to an Award, unless and until such obligations are satisfied.

(b) Satisfaction of Withholding Obligation. To the extent permitted by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any U.S. federal, state, local and/or foreign tax or social insurance withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; (v) by allowing a Participant to effectuate a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; or (vi) by such other method as may be set forth in the Award Agreement.

(c) No Obligation to Notify or Minimize Taxes; No Liability to Claims. Except as required by Applicable Law, the Company has no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company has no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax consequences to such holder in connection with an Award. As a condition to accepting an Award under the Plan, each Participant (i) agrees to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from such Award or other Company compensation and (ii) acknowledges that such Participant was advised to consult with his or her own personal tax, financial and other legal advisors regarding the tax consequences of the Award and has either done so or knowingly and voluntarily declined to do so. Additionally, each Participant acknowledges any Option or SAR granted under the Plan is exempt from Section 409A only if the exercise or strike price is at least equal to the “fair market value” of the shares of Common Stock on the date of grant as determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Award. Additionally, as a condition to accepting an Option or SAR granted under the Plan, each Participant agrees not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that such exercise price or strike price is less than the “fair market value” of the Common Stock on the date of grant as subsequently determined by the Internal Revenue Service.

(d) Withholding Indemnification. As a condition to accepting an Award under the Plan, in the event that the amount of the Company’s and/or its Affiliate’s withholding obligation in connection with such Award was greater than the amount actually withheld by the Company and/or its Affiliates, each Participant agrees to indemnify and hold the Company and/or its Affiliates harmless from any failure by the Company and/or its Affiliates to withhold the proper amount.

9. MISCELLANEOUS.

(a) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

(b) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.

(c) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(d) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until (i) such Participant has satisfied all requirements for vesting, exercise, and/or settlement of the Award pursuant to its terms, if applicable, and (ii) the issuance of the shares of Common Stock subject to such Award is reflected in the records of the Company.

(e) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or affect the right of the Company or an Affiliate to terminate at will and without regard to any future vesting opportunity that a Participant may have with respect to any Award (i) the employment of an Employee with or without notice and with or without cause, or (ii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state or foreign jurisdiction in which the Company or the Affiliate is incorporated, as the case may be. Further, nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award will constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or service or confer any right or benefit under the Award or the Plan unless such right or benefit has specifically accrued under the terms of the Award Agreement and/or Plan.

(f) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board may determine, to the extent permitted by Applicable Law, to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(g) Execution of Additional Documents. As a condition to accepting an Award under the Plan, the Participant agrees to execute any additional documents or instruments necessary or desirable, as determined in the Plan Administrator’s sole discretion, to carry out the purposes or intent of the Award, or facilitate compliance with securities and/or other regulatory requirements, in each case at the Plan Administrator’s request.

(h) Electronic Delivery and Participation. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award, the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Plan Administrator or another third party selected by the Plan Administrator. The form of delivery of any shares of Common Stock (e.g., a stock certificate or electronic entry evidencing such shares of Common Stock) shall be determined by the Company.

(i) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under Applicable Law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a Participant’s right to voluntary terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

(j) Securities Law Compliance. A Participant will not be issued any shares of Common Stock in respect of an Award unless either (i) the shares of Common Stock are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Each Award also must comply with other Applicable Law governing the Award, and a Participant will not receive such shares of Common Stock if the Company determines that such receipt would not be in material compliance with Applicable Law.

(k) Transfer or Assignment of Awards; Issued Shares. Except as expressly provided in the Plan or the form of Award Agreement, Awards granted under the Plan may not be transferred or assigned by the Participant. After the vested shares of Common Stock subject to an Award have been issued, or in the case of Restricted Stock Awards and similar awards, after the issued shares of Common Stock have vested, the holder of such shares of Common Stock is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares of Common Stock provided that any such actions are in compliance with the provisions herein, the terms of the Trading Policy and Applicable Law.

(l) Effect on Other Employee Benefit Plans. The value of any Award granted under the Plan, as determined upon grant, vesting or settlement, shall not be included as compensation, earnings, salaries, or other similar terms used when calculating any Participant’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

(m) Section 409A. The Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A, and, to the extent not so exempt, in compliance with the requirements of Section 409A. The Plan shall not be construed to permit a modification of an Award, or to permit the payment of a dividend or dividend equivalent, if such actions would result in accelerated recognition of taxable income or imposition of additional tax under Section 409A. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan, if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A is a “specified employee” for purposes of Section 409A, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A without regard to alternative definitions thereunder) will be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule. If an amount to be paid under this Plan or any Award Agreement is payable in two or more installments, each installment shall be treated as a separate payment for purposes of Section 409A.

(n) Choice of Law. This Plan and any controversy arising out of or relating to this Plan shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to conflict of law principles that would result in any application of any law other than the law of the State of Delaware.

10. COVENANTS OF THE COMPANY.

(a) Compliance with Law. The Company will seek to obtain from each regulatory commission or agency, as may be deemed to be necessary, having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any shares of Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of shares of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell shares of Common Stock upon exercise or vesting of such Awards unless and until such authority is obtained. A Participant is not eligible for the grant of an Award or the subsequent issuance of shares of Common Stock pursuant to the Award if such grant or issuance would be in violation of any Applicable Law.

11. SEVERABILITY. If all or any part of the Plan or any Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan or such Award Agreement not declared to be unlawful or invalid. Any Section of the Plan or any Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

12. TERMINATION OF THE PLAN. The Board may suspend or terminate the Plan at any time and the Board or the Committee may amend any Award Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), Materially Impair the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board (or the Committee if applicable). Approval by the Company’s stockholders will be required for any material revision to the terms of the Plan, with the Committee’s determination of “material revision” to take into account the exemptions under applicable stock exchange rules. No amendment or termination shall be adopted or effective if it would result in accelerated recognition of income or imposition of additional tax under Section 409A or, except as otherwise provided in the amendment, would cause amounts that were not otherwise subject to Section 409A to become subject to Section 409A.No Incentive Stock Options may be granted after the tenth anniversary of the earlier of: (i) the Adoption Date, or (ii) the date the Plan is approved by the Company’s stockholders. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

13. DEFINITIONS. As used in the Plan, the following definitions apply to the capitalized terms indicated below:

(a) “Adoption Date” means the date the Plan is first approved by the Board or Compensation Committee.

(b) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(c) “Applicable Law” means any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of any applicable self-regulating organization such as the Nasdaq Stock Market, New York Stock Exchange, or the Financial Industry Regulatory Authority).

(d) “Award” means any right to receive shares of Common Stock, cash or other property granted under the Plan (including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, an RSU Award, a SAR, a Performance Award, or any Other Award).

(e) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award. The Award Agreement generally consists of the Grant Notice and the agreement containing the written summary of the general terms and conditions applicable to the Award and which is provided to a Participant along with the Grant Notice.

(f)   “Board” means the Board of Directors of the Company (or its designee). Any decision or determination made by the Board shall be a decision or determination that is made in the sole discretion of the Board (or its designee), and such decision or determination shall be final and binding on all Participants.

(g) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the shares of Common Stock subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(h) “Cause” has the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, in the reasonable discretion of the Board: (i) the Participant’s refusal, after receipt of written notice from the Company (or if applicable, an Affiliate) and a reasonable opportunity for the Participant to cure such matter, to (A) perform the Participant’s material duties and responsibilities or (B) to follow material lawful instructions issued by the Board or the Participant’s supervisor; (ii) the Participant’s intentional and persistent refusal or failure to comply in any material respect with any written policies or procedures of the Company and its Affiliates, after receipt of written notice from the Company (or if applicable, an Affiliate) and a reasonable opportunity for the Participant to cure such failure; (iii) the Participant’s willful or illegal misconduct; (iv) the Participant’s engagement in any act or omission of willful misfeasance or willful nonfeasance with respect to the Participant’s assigned duties, after receipt of written notice from the Company (or if applicable, an Affiliate) detailing the Participant’s failure of such assigned duties and the Participant’s failure to cure such failure; (v) the Participant’s engagement in any act of theft, fraud, embezzlement, falsification of documents, misappropriation of funds or other assets or in any misconduct which is or reasonably may be damaging to the goodwill, business or reputation of the Company and its Affiliates; (vi) the Participant’s breach of a fiduciary duty to the Company and its Affiliates; (vii) the Participant’s conviction by a court of competent jurisdiction of, or the Participant’s pleading guilty or nolo contendere to, any felony or crime (A) involving moral turpitude or (B) that relates to, or has a material adverse effect on the business or reputation of, the Company and its Affiliates; or (viii) the Participant’s material breach of any of his or her obligations contained in any agreement between the Participant and the Company or any Affiliate, after receipt of written notice from the Company (or if applicable, an Affiliate) detailing the Participant’s material breach and the Participant’s failure to cure such breach.

(i) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) consummation of a purchase or other acquisition by any Exchange Act Person or group of Exchange Act Persons of “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities of the Company representing more than 50% of either the outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding securities;

(ii) consummation of a reorganization, merger, consolidation, acquisition, share exchange, or similar transaction of the Company and, immediately after the consummation of such reorganization, merger, consolidation, acquisition, share exchange, or similar transaction, the stockholders of the Company immediately prior thereto do not Own outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such reorganization merger, consolidation, acquisition, share exchange, or similar transaction;

(iii) consummation of any plan of complete dissolution or liquidation of the Company providing for the sale or distribution of substantially all of the assets of the Company and its Subsidiaries;

(iv) consummation of a sale of substantially all of the assets of the Company and its Subsidiaries; or

(v) individuals who, at any time during any period of two consecutive years, were at the beginning of such period members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) solely for the purpose of determining the timing of any payments pursuant to any Award constituting a “deferral of compensation” subject to Section 409A, a Change in Control shall be limited to a “change in the ownership” of the Company, a “change in the effective control” of the Company, or a “change in the ownership of a substantial portion of the assets” of the Company as such terms are defined in Section 1.409A-3(i)(5) of the U.S. Treasury Regulations.

(j) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(k) “Committee” means the Compensation Committee and any other committee of Directors to whom authority has been delegated by the Board or Compensation Committee in accordance with the Plan.

(l) “Common Stock” means, as of the IPO Date, the common stock of the Company.

(m) “Company” means Proficient Auto Logistics, Inc., a Delaware corporation.

(n) “Compensation Committee” means the Compensation Committee of the Board.

(o) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee or Director, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee or Director or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the Chief Executive Officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or Chief Executive Officer of the Company, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

(p) “determine” or “determined” means as determined by the Board or the Committee (or its designee) in its sole discretion.

(q) “Director” means a member of the Board.

(r) “Disability” means the Participant has been determined to be disabled under the Company’s long-term disability plan then in effect or, if none, “Disability” shall mean the Participant’s inability, due to physical or mental incapacity, to substantially perform the essential functions of his or her job, with or without reasonable accommodation, for one hundred eighty (180) days out of any three hundred sixty-five (365) day period or one hundred twenty (120) consecutive days. Any question as to the existence of the Participant’s Disability as to which the Participant and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the Participant and the Company.

(s) “Effective Date” means the IPO Date, provided this Plan is approved by the Company’s stockholders prior to the IPO Date.

(t) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(u) “Employer” means the Company or the Affiliate of the Company that employs the Participant.

(v) “Entity” means a corporation, partnership, limited liability company or other entity.

(w) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(x) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company, or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(y) “Fair Market Value” means, as of any date, unless otherwise determined by the Board, the value of the Common Stock (as determined on a per share or aggregate basis, as applicable) determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) If there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, or if otherwise determined by the Board, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Section 422 of the Code.

Notwithstanding the foregoing, the determination of Fair Market Value in all cases shall be in accordance with the requirements set forth under Section 409A to the extent necessary for an Award to comply with, or be exempt from, Section 409A.

(z) “Governmental Body” means any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; (iii) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any Tax authority) or other body exercising similar powers or authority; or (iv) self-regulatory organization (including the Nasdaq Stock Market, New York Stock Exchange, and the Financial Industry Regulatory Authority).

(aa) “Grant Notice” means the notice provided to a Participant that he or she has been granted an Award under the Plan and which includes the name of the Participant, the type of Award, the date of grant of the Award, number of shares of Common Stock subject to the Award or potential cash payment right, (if any), the vesting schedule for the Award (if any) and other key terms applicable to the Award.

(bb) “Incentive Stock Option” means an option granted pursuant to Section 4 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(cc) “IPO Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.

(dd) “Materially Impair” means any amendment to the terms of the Award that materially adversely affects the Participant’s rights under the Award. A Participant’s rights under an Award will not be deemed to have been Materially Impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. For example, the following types of amendments to the terms of an Award do not Materially Impair the Participant’s rights under the Award: (i) imposition of reasonable restrictions on the minimum number of shares of Common Stock subject to an Option that may be exercised; (ii) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iii) to change the terms of an Incentive Stock Option in a manner that disqualifies, impairs or otherwise affects the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iv) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A; or (v) to comply with other Applicable Laws.

(ee) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(ff) “Nonstatutory Stock Option” means any option granted pursuant to Section 4 of the Plan that does not qualify as an Incentive Stock Option.

(gg) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(hh) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(ii) “Option Agreement” means a written agreement between the Company and the Optionholder evidencing the terms and conditions of the Option grant. The Option Agreement includes the Grant Notice for the Option and the agreement containing the written summary of the general terms and conditions applicable to the Option and which is provided to a Participant along with the Grant Notice. Each Option Agreement will be subject to the terms and conditions of the Plan.

(jj) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(kk) “Other Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 5(c).

(ll) “Other Award Agreement” means a written agreement between the Company and a holder of an Other Award evidencing the terms and conditions of an Other Award grant. Each Other Award Agreement will be subject to the terms and conditions of the Plan.

(mm) “Own,” “Owned,” “Owner,” “Ownership” means that a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(nn) “Participant” means an Employee or Director to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(oo) “Performance Award” means an Award that may vest or may be exercised or a cash award that may vest or become earned and paid contingent upon the attainment during a Performance Period of certain Performance Goals and which is granted under the terms and conditions of Section 5(b) pursuant to such terms as are approved by the Board. In addition, to the extent permitted by Applicable Law and set forth in the applicable Award Agreement, the Board may determine that cash or other property may be used in payment of Performance Awards. Performance Awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, the Common Stock.

(pp) “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: earnings (including earnings per share and net earnings); earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; total stockholder return; return on equity or average stockholder’s equity; return on assets, investment, or capital employed; stock price; margin (including gross margin); income (before or after taxes); operating income; operating income after taxes; pre-tax profit; operating cash flow; sales or revenue targets; increases in revenue; expenses and cost reduction goals; improvement in or attainment of working capital levels; economic value added (or an equivalent metric); market share; cash flow; cash flow per share; share price performance; debt reduction; customer satisfaction; stockholders’ equity; capital expenditures; debt levels; operating profit or net operating profit; growth of net income or operating income; billings; financing; stockholder liquidity; corporate governance and compliance; intellectual property; personnel matters; progress of partnered programs; partner satisfaction; budget management; partner or collaborator achievements; internal controls, including those related to the Sarbanes-Oxley Act of 2002; investor relations, analysts and communication; strategic partnerships or transactions; establishing relationships with commercial entities with respect to the Company’s business; co-development, co-marketing, profit sharing, joint venture or other similar arrangements; individual performance goals; corporate development and planning goals; and other measures of performance selected by the Board or Committee.

(qq) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement or the written terms of a Performance Cash Award.

(rr) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to vesting or exercise of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(ss) “Plan” means this Proficient Auto Logistics, Inc. 2024 Long-Term Incentive Plan, as amended from time to time.

(tt) “Plan Administrator” means the person, persons, and/or third-party administrator designated by the Company to administer the day-to-day operations of the Plan and the Company’s other equity incentive programs.

(uu) “Post-Termination Exercise Period” means the period following termination of a Participant’s Continuous Service within which an Option or SAR is exercisable, as specified in Section 4(h).

(vv) “Prospectus” means the document containing the Plan information specified in Section 10(a) of the Securities Act.

(ww) “Restricted Stock Award” or “RSA” means an Award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).

(xx) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. The Restricted Stock Award Agreement includes the Grant Notice for the Restricted Stock Award and the agreement containing the written summary of the general terms and conditions applicable to the Restricted Stock Award and which is provided to a Participant along with the Grant Notice. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(yy) “RSU Award” or “RSU” means an Award of restricted stock units representing the right to receive an issuance of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).

(zz) “RSU Award Agreement” means a written agreement between the Company and a holder of an RSU Award evidencing the terms and conditions of an RSU Award. The RSU Award Agreement includes the Grant Notice for the RSU Award and the agreement containing the written summary of the general terms and conditions applicable to the RSU Award, and which is provided to a Participant along with the Grant Notice. Each RSU Award Agreement will be subject to the terms and conditions of the Plan.

(aaa) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(bbb) “Rule 405” means Rule 405 promulgated under the Securities Act.

(ccc) “SAR Agreement” means a written agreement between the Company and a holder of a SAR evidencing the terms and conditions of a SAR grant. The SAR Agreement includes the Grant Notice for the SAR and the agreement containing the written summary of the general terms and conditions applicable to the SAR and which is provided to a Participant along with the Grant Notice. Each SAR Agreement will be subject to the terms and conditions of the Plan.

(ddd) “Section 409A” means Section 409A of the Code and the regulations and other guidance thereunder.

(eee) “Securities Act” means the Securities Act of 1933, as amended.

(fff) “Share Reserve” means the number of shares available for issuance under the Plan as set forth in Section 2(a).

(ggg) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 4.

(hhh) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(iii) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

(jjj) “Trading Policy” means the Company’s policy permitting certain individuals to sell shares of Common Stock only during certain “window” periods and/or otherwise restricts the ability of certain individuals to transfer or encumber shares of Common Stock, as in effect from time to time.

PROFICIENT AUTO LOGISTICS, INC.

RSU AWARD GRANT NOTICE

(2024 LONG-TERM INCENTIVE PLAN)

PROFICIENT AUTO LOGISTICS, INC. (the “Company”) has awarded to you (the “Participant”) the number of restricted stock units specified and on the terms set forth below in consideration of your services (the “RSU Award”). Your RSU Award is subject to all of the terms and conditions as set forth herein and in the Company’s 2024 Long-Term Incentive Plan (the “Plan”) and the Award Agreement (the “Agreement”), which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Agreement shall have the meanings set forth in the Plan or the Agreement.

Participant: [●]

Date of Grant: [●]

Vesting Commencement Date: [●]

Number of Restricted Stock Units: [●]

Vesting Schedule: Subject to the Participant’s Continuous Service through each applicable vesting date, the RSU Award will vest as follows:

Vesting Date:	Percentage Vested/Number Vested:
[●]	[●]
[●]	[●]
[●]	[●]
[●]	[●]

Participant Acknowledgements: By your signature below or by electronic acceptance or authentication in a form authorized by the Company, you understand and agree that:

●	The RSU Award is governed by this RSU Award Grant Notice (the “Grant Notice”), and the provisions of the Plan and the Agreement, all of which are made a part of this document. Unless otherwise provided in the Plan, this Grant Notice and the Agreement (together, the “RSU Award Agreement”) may not be modified, amended, or revised except in a writing signed by you and a duly authorized officer of the Company.

●	You have read and are familiar with the provisions of the Plan, the RSU Award Agreement and the Prospectus. In the event of any conflict between the provisions in the RSU Award Agreement, or the Prospectus and the terms of the Plan, the terms of the Plan shall control.

●	The RSU Award Agreement sets forth the entire understanding between you and the Company regarding the subject matter hereof and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of: (i) other equity awards previously granted to you, and (ii) any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company (or its Subsidiaries or Affiliates) and you in each case that specifies the terms that should govern this RSU Award.

PROFICIENT AUTO LOGISTICS, INC.		PARTICIPANT: [●]

By:		By:
Signature		Signature
Title:	[●]	Date:	[●]
Date:	[●]

ATTACHMENTS: Restricted Stock Unit Award Agreement, 2024 Long-Term Incentive Plan

2024 LONG-TERM INCENTIVE PLAN

AWARD AGREEMENT (RSU AWARD)

As reflected by your RSU Award Grant Notice (“Grant Notice”) PROFICIENT AUTO LOGISTICS, INC. (the “Company”) has granted you an award of restricted stock units under its 2024 Long-Term Incentive Plan (the “Plan”) for the number of restricted stock units as indicated in your Grant Notice (the “RSU Award”). The terms of your RSU Award as specified in this Award Agreement for your RSU Award (the “Agreement”) and the Grant Notice constitute your “RSU Award Agreement.” Defined terms not explicitly defined in this Agreement but defined in the Grant Notice or the Plan shall have the same definitions as in the Grant Notice or Plan, as applicable.

The general terms applicable to your RSU Award are as follows:

1. GOVERNING PLAN DOCUMENT. Your RSU Award is subject to all the provisions of the Plan, including but not limited to the provisions in:

(a)	Section 6 of the Plan regarding the impact of a Capitalization Adjustment or Change in Control on your RSU Award;

(b)	Section 9(e) of the Plan regarding the Company’s retained rights to terminate your Continuous Service notwithstanding the grant of the RSU Award; and

(c)	Section 8 of the Plan regarding the tax consequences of your RSU Award.

Your RSU Award is further subject to all interpretations, amendments, rules, and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the RSU Award Agreement and the provisions of the Plan, the provisions of the Plan shall control.

2. GRANT OF THE RSU AWARD. This RSU Award represents your right to be issued on a future date the number of shares of the Company’s Common Stock that is equal to the number of restricted stock units indicated in the Grant Notice, or a cash equivalent, as modified to reflect any Capitalization Adjustment, and subject to your satisfaction of the conditions set forth in the RSU Award Agreement (the “Restricted Stock Units”). The Restricted Stock Units will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets. Any additional Restricted Stock Units that become subject to the RSU Award pursuant to Capitalization Adjustments as set forth in the Plan and the provisions of Section 4 below, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units covered by your RSU Award.

3. VESTING. Your Restricted Stock Units will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice, subject to the provisions contained herein and the terms of the Plan. Vesting will cease upon the termination of your Continuous Service. Except as provided in this Section 3, in the event of the termination of your Continuous Service for any reason, all unvested Restricted Stock Units will immediately and automatically be cancelled and forfeited.

(a)	Involuntary Termination Without Cause. In the event of termination of your Continuous Service due to an involuntary termination without Cause while Restricted Stock Units remain outstanding and unvested hereunder, subject to you signing and not revoking a release of claims against the Company and such release becoming effective no later than the sixty-day anniversary of the date of termination of your Continuous Service, and further subject to your continued compliance with all of the terms of the Plan and this RSU Award Agreement, a pro rata portion of the then-unvested Restricted Stock Units shall vest immediately on such date of termination of your Continuous Service, with the pro rata portion determined based on the number of calendar days worked during the applicable vesting period prior to the date of your termination of your Continuous Service over the number of total calendar days in the applicable vesting period, and determined separately with respect to each remaining tranche of the Restricted Stock Units (the “Pro Rata Portion”), and any remaining unvested Restricted Stock Units shall be immediately forfeited.

(b)	Termination Due to Disability. In the event of termination of your Continuous Service due to Disability while Restricted Stock Units remain outstanding and unvested hereunder, then subject to your continued compliance with all of the terms of the Plan and this RSU Award Agreement, as applicable, the Pro Rata Portion of the then-unvested Restricted Stock Units shall vest immediately on such date of termination of your Continuous Service, and any remaining unvested Restricted Stock Units shall be immediately forfeited.

(c)	Termination Due to Death. In the event of termination of your Continuous Service due to death while Restricted Stock Units remain outstanding and unvested hereunder, the Pro Rata Portion of the then-unvested Restricted Stock Units then-unvested portion of your Restricted Stock Units shall vest immediately on such date of termination of your Continuous Service, and your designated beneficiary shall be entitled to receive payment in accordance with Section 6 and subject to all applicable terms of this RSU Award Agreement and the Plan, and any remaining unvested Restricted Stock Units shall be immediately forfeited.

(d)	[Termination due to Retirement. In the event of a termination of your Continuous Service due to your retirement (for the avoidance of doubt, not including a termination of your Continuous Service at a time at which Cause exists) that occurs on or after [●], the then-unvested portion (if any) of your Restricted Stock Units shall immediately vest on the date of your retirement, subject to your continued compliance with all of the terms of the Plan and this RSU Award Agreement, as applicable.]

4. DIVIDENDS. You may become entitled to receive payments equal to any cash dividends, dividend equivalents, and other distributions paid with respect to a corresponding number of shares of Common Stock to be issued in respect of the Restricted Stock Units covered by your RSU Award. Any such dividends, dividend equivalents, or distributions shall be subject to the same forfeiture restrictions as apply to the Restricted Stock Units and shall be paid at the same time and form that the corresponding shares of Common Stock are issued in respect of your vested Restricted Stock Units, provided, however that to the extent any dividends, dividend equivalents, or distributions are paid in shares of Common Stock, then you will automatically be granted a corresponding number of additional Restricted Stock Units subject to the RSU Award (the “Dividend Units”), and further provided that such Dividend Units shall be subject to the same forfeiture restrictions and restrictions on transferability, and same timing requirements for issuance of shares of Common Stock, as apply to the Restricted Stock Units subject to the RSU Award with respect to which the Dividend Units relate.

5. WITHHOLDING OBLIGATIONS. As further provided in Section 8 of the Plan, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations, if any, which arise in connection with your RSU Award (the “Withholding Obligation”) in accordance with the withholding procedures established by the Company. Unless the Withholding Obligation is satisfied, the Company shall have no obligation to deliver to you any shares of Common Stock, or the cash equivalent, in respect of the RSU Award. In the event the Withholding Obligation of the Company arises prior to the delivery to you of shares of Common Stock or it is determined after the delivery of shares of Common Stock to you that the amount of the Withholding Obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

6. SETTLEMENT. You shall be entitled to receive (a) one whole share of Common Stock for each Restricted Stock Unit which vests at the time set forth in the Grant Notice, or (b) a cash payment equal to the product of the number of Restricted Stock Units which vest at the time set forth in the Grant Notice and the Fair Market Value of one share of Common Stock on such vesting date, or (c) a combination of the foregoing. Such payment shall be made in the form of whole shares of Common Stock, cash, or a combination of the foregoing at the Company’s discretion under the terms of the Plan on or as soon as practicable following the date of vesting, but in no event later than March 15 of the year following the year in which the date of vesting occurs.

7. DATE OF ISSUANCE. Subject to the satisfaction of the Withholding Obligation, if any, in the event one or more Restricted Stock Units vests, to the extent such vested Restricted Stock Unit is settled using shares of Common Stock, the following provisions shall apply to the extent applicable at a vesting date when shares of Common Stock are registered under the Securities Act, unless otherwise determined by the Company. If:

(a)	the applicable vest date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell shares of Common Stock on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies (a “10b5-1 Arrangement”) or under such other policy expressly approved by the Company), and

(b)	either (1) a Withholding Obligation does not apply, or (2) the Company decides, prior to the applicable vest date, (A) not to satisfy the Withholding Obligation by withholding shares of Common Stock from the shares otherwise due to you under this Award, and (B) not to permit you to enter into a “same day sale” commitment with a broker-dealer (including but not limited to a commitment under a 10b5-1 Arrangement) and (C) not to permit you to pay your Withholding Obligation in cash, then the shares that would otherwise be issued to you on the applicable vest date will not be delivered on such applicable vest date and will instead be delivered on the first business day when you are not prohibited from selling shares of the Company’s Common Stock in the open public market or on such other date determined by the Company, but in no event later than the Issuance Deadline.

The “Issuance Deadline” means (a) December 31 of the calendar year in which the applicable vest date occurs (that is, the last day of your taxable year in which the applicable vest date occurs), or (b) if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the shares of Common Stock issuable as a result of the applicable vest date under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).

8. LOCK-UP PERIOD. By accepting your RSU Award, you agree that you will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any shares of Common Stock or other securities of the Company held by you, for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as the underwriters or the Company will request to facilitate compliance with FINRA Rule 2241 or any successor or similar rules or regulation (the “Lock-Up Period”); provided, however, that nothing contained in this Section 8 will prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. You also agree that any transferee of any shares of Common Stock (or other securities) of the Company held by you will be bound by this Section 8. The underwriters of the Company’s shares of Common Stock are intended third party beneficiaries of this Section 8 and will have the right, power, and authority to enforce the provisions hereof as though they were a party hereto.

9. TRANSFERABILITY. Except as otherwise provided in the Plan, your RSU Award is not transferable, except by will or by the applicable laws of descent and distribution.

10. CHANGE IN CONTROL. Your RSU Award is subject to the terms of any agreement governing a Change in Control involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on your behalf with respect to any escrow, indemnities, and any contingent consideration. In the event of a Change in Control on or prior to the final vesting date of your RSU Award as provided in the Grant Notice, the Company, or the entity that is the surviving entity or successor to the Company following such transaction, may elect (a) to continue your RSU Award subject to the terms of this RSU Award Agreement and the Plan and subject to such adjustments, if any, by the Board as permitted by Section 6(a) of the Plan; (b) to substitute or replace your RSU Award with a substantially equivalent equity or equity-based award in the entity that is the surviving entity or successor to the Company; (c) to terminate this RSU Award and distribute shares of Common Stock (or the cash equivalent), equal to the amount that would have been attained upon realization of your rights as of the date of the occurrence of the Change in Control, within sixty (60) days following such Change in Control; provided, however, to the extent required by Section 409A of the Code, such distribution shall only be made if the Change in Control also satisfies the definition of “change in control event” as set forth in Treas. Reg. 1.409A-3(i)(5) and the distribution of shares of Common Stock is consistent with Treas. Reg. 1.409A-3(j)(4)(ix)(B); or (d) to implemental any combination of the foregoing. In the event that the Company or its successor chooses to terminate this RSU award and make a distribution as provided in clause (c) of the previous sentence (in which case the Change in Control is a “Vesting Change in Control”), the payment amount attributable to dividends and/or dividend equivalents as described in and determined pursuant to Section 3 shall be determined as if the date of the Vesting Change in Control were the vesting date and the number of shares of Common Stock (or the cash equivalent) to be delivered pursuant to Sections 5 and 6 shall be calculated as if the date of such Vesting Change in Control were the vesting date. In the event that the Company or its successor continues your RSU Award or substitutes or replaces your RSU Award with a substantially equivalent equity or equity-based award as provided in clauses (a) or (b) hereof, respectively, if your employment or service, as applicable, is terminated by the Company or the entity that is the surviving entity or successor to the Company for reasons other than Cause within twenty-four (24) months following a Change in Control, all Restricted Stock Units granted to you pursuant to this RSU Award which have not vested as of your date of termination shall become fully vested.

11. SECTION 409A; NO ADVICE; NO LIABILITY FOR TAXES. The vesting and settlement of Restricted Stock Units awarded pursuant to this RSU Award are intended to be exempt from Section 409A of the Code. The Board reserves the right, to the extent the Board deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Agreement to ensure that the Restricted Stock Units qualify for exemption from or comply with Section 409A of the Code; provided, however, that the Company makes no representations that the Restricted Stock Units will be exempt from Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to these Restricted Stock Units. The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying shares of Common Stock. You are hereby advised to consult with your own personal tax, legal, and financial advisors regarding your participation in the Plan before taking any action related to the Plan. As a condition to accepting the RSU Award, you hereby (a) agree to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from the RSU Award or other Company compensation and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax consequences of the RSU Award and have either done so or knowingly and voluntarily declined to do so.

12. SEVERABILITY. If any part of this RSU Award Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this RSU Award Agreement or the Plan not declared to be unlawful or invalid. Any Section of this RSU Award Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

13. OTHER DOCUMENTS. You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b) (1) promulgated under the Securities Act, which includes the Prospectus. In addition, you acknowledge receipt of [the Company’s Trading Policy]1.

14. QUESTIONS. If you have questions regarding these or any other terms and conditions applicable to your RSU Award, including a summary of the applicable federal income tax consequences, please see the Prospectus.

15. SHAREHOLDER RIGHTS. Subject to the restrictions imposed by this RSU Award Agreement and the Plan, you shall not have, with respect to the Restricted Stock Units covered by this RSU Award, any of the rights of a stockholder of the Company holding shares of Common Stock, including the right to vote any shares of Common Stock or the right to receive any cash dividends unless or until shares of Common Stock are delivered to you following vesting of the Restricted Stock Units as provided in the Grant Notice.

16. [RESTRICTIVE COVENANTS.2

[As a condition to the Company issuing or delivering any shares of Common Stock, or a cash equivalent, you will remain subject to and must continue to comply with Sections [●], [●], and [●] of your employment agreement dated [●].]

-OR-

[As a condition to the Company issuing or delivering any shares of Common Stock, or a cash equivalent, you hereby agree to the following restrictions and covenants:

(a)	Non-Competition. During the term of your employment with the Company or its Subsidiaries or Affiliates (the “Company Group”), and for twelve (12) months after the date of your termination of employment from the Company Group (the “Restricted Period”), you shall not, and shall not permit any others on your behalf to, directly or indirectly, acquire, own, manage, operate, join, control, participate in the ownership, management, operation or control of or engage in, consult with, become employed by, or perform services for, lend money or capital to or invest capital in, sell materials to, or otherwise carry on, whether as principal, agent, independent contractor, consultant, partner, or otherwise (including through stock ownership), any business that competes with the Company Group, other than as a sub-hauler, or moving two (2) vehicles or less on a trailer (the “Business,” and each competitor, a “Competitive Business”) in any state within the United States or any other jurisdiction in which you actively worked during the Restricted Period (the “Restricted Territory”), it being acknowledged by you that the Business has been conducted or is proposed to be conducted throughout such geographic area and the restrictions imposed in such geographic restriction during the Restricted Period are reasonable and necessary to protect the value and goodwill of the Company Group and the Business following the termination of your employment.

[1]	Note to Draft: Formal name of Company’s Trading Policy to be confirmed once drafted.
[2]	To be used where appropriate by jurisdiction.

(b)	Non-Solicitation. During the Restricted Period, you shall not without the Company Group’s prior written consent, and shall not permit any others on your behalf to, directly or in-directly:

i.	(A) solicit or attempt to solicit any customer, client, business partner, investor, vendor, supplier, licensor, licensee, distributor or other business relationship of the Company Group in relation to the Business, on behalf of a Competitive Business, (B) induce or encourage, or attempt to induce or encourage, any customer, client, business partner, investor, vendor, supplier, licensor, licensee, distributor or other business relation of the Company Group to cease doing business with the Company Group in relation to the Business, or (C) in any way intentionally interfere with the relationship between the Company Group in relation to the Business with any customer, client, business partner, investor, vendor, supplier, licensor, licensee, distributor or other business relation of the Company Group with respect to the Business; or

ii.	solicit or recruit, or attempt to solicit or recruit, induce, bring about, influence, promote, facilitate, encourage, or assist the solicitation for employment or engagement of any officer, employee, representative, or agent of the Company Group (or any such person who was an officer, employee, representative, or agent of the Company Group during the six (6) month period prior to the date of the solicitation) to leave the employ of the Company Group or in any way interfere with their relationship with the Company Group; provided, however, that nothing in this Section shall prohibit any such party from: (A) using general solicitations (including through search firms) not directly targeted at employees of the Company Group, or employing any person who responds to such solicitation, and (B) soliciting any person who has left the employment of the Company Group at least twelve (12) months prior to such party soliciting such person.]

The grant of the Restricted Stock Units and your agreement to the restrictive covenants in [[your employment agreement dated [●]] / [this Section 16]] are intended to be mutually dependent promises, and you agree to abide by the terms of such restrictive covenants as a condition of the Company’s grant of Restricted Stock Units to you. You acknowledge that your violation of any of such restrictive covenants would cause irreparable damage to the Company in an amount that would be material but not readily ascertainable, and that any remedy at law (including the payment of damages) would be inadequate. Accordingly, in the event the Company determines, in its sole judgment, that you have breached or threatened to breach the restrictive covenants, then, to the greatest extent permitted by Applicable Law, and in addition to any other remedies the Company may have against you for your breach of this RSU Award Agreement or any other agreement: (i) Restricted Stock Units that have not yet been settled (whether vested or unvested) shall immediately be cancelled; (ii) any cash payment made to you in respect of settlement of the Restricted Stock Units during the time period that is twelve (12) months prior to and twelve (12) months following your termination of Continuous Service shall be paid back to the Company in cash immediately upon demand; (iii) any shares of Common Stock issued upon settlement of the Restricted Stock Units during the time period that is twelve (12) months prior to and twelve (12) months following your termination of Continuous Service that have not yet been sold shall be forfeited back to the Company for no consideration; and (iv) if you received shares of Common Stock upon settlement of the Restricted Stock Units during the time period that is between twelve (12) months prior to and twelve (12) months following your termination of Continuous Service and subsequently sold the shares of Common Stock, you shall pay any gain represented by the Fair Market Value of the shares of Common Stock issued upon settlement of the Restricted Stock Units to the Company, in cash, without regard to any market price decrease or increase subsequent to the settlement of the Restricted Stock Units.]

17. CLAWBACK POLICY. Notwithstanding anything in this RSU Award Agreement to the contrary, you acknowledge and agree that this award of Restricted Stock Units under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under Applicable Law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntary terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

18. NO EMPLOYMENT RIGHTS. Neither the Plan nor this RSU Award Agreement shall confer upon you any right with respect to continuation of an employment or service relationship with the Company or its Subsidiaries or Affiliates, nor shall it interfere in any way with your right or the Company’s or its Subsidiaries’ or Affiliates’ rights to terminate your employment or service relationship at any time, with or without cause.

19. AMENDMENTS AND WAIVERS. No modification of or amendment to this RSU Award Agreement, nor any waiver of any rights under this RSU Award Agreement, shall be effective unless in writing signed by the parties to this RSU Award Agreement. No delay or failure to require performance of any provision of this RSU Award Agreement shall constitute a waiver of that provision as to that or any other instance. In accepting the Restricted Stock Units, you acknowledge that the Plan is established voluntarily by the Company, is discretionary in nature, and may be modified, amended, suspended, or terminated at any time; provided that, except for amendments and modifications made pursuant to and in accordance with Sections 10 or 11 hereof, no amendment or termination may, in the absence of written consent to the change by you, Materially Impair your rights under this RSU Award Agreement prior to the date such amendment or termination is adopted by the Board (or the Committee if applicable).

20. IMPOSITION OF OTHER REQUIREMENTS. The Company reserves the right to impose other requirements on your participation in the Plan and on any RSU Award or shares of Common Stock acquired under the Plan, to the extent the Company determines in the sole discretion of the Board that is necessary or advisable in order to comply with Applicable Law or facilitate the administration of the Plan. You agree to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

PROFICIENT AUTO LOGISTICS, INC.

RSU AWARD GRANT NOTICE

(2024 LONG-TERM INCENTIVE PLAN)

PROFICIENT AUTO LOGISTICS, INC. (the “Company”) has awarded to you (the “Participant”) the number of restricted stock units specified and on the terms set forth below in consideration of your services (the “RSU Award”). Your RSU Award is subject to all of the terms and conditions as set forth herein and in the Company’s 2024 Long-Term Incentive Plan (the “Plan”) and the Award Agreement (the “Agreement”), which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Agreement shall have the meanings set forth in the Plan or the Agreement.

Participant: [●]

Date of Grant: [●]

Vesting Commencement Date: [●]

Number of Restricted Stock Units: [●]

Vesting Schedule: Subject to the Participant’s Continuous Service through each applicable vesting date, the RSU Award will vest as follows:

Vesting Date:	Percentage Vested/Number Vested:
[●]	[●]
[●]	[●]
[●]	[●]
[●]	[●]

Participant Acknowledgements: By your signature below or by electronic acceptance or authentication in a form authorized by the Company, you understand and agree that:

●	The RSU Award is governed by this RSU Award Grant Notice (the “Grant Notice”), and the provisions of the Plan and the Agreement, all of which are made a part of this document. Unless otherwise provided in the Plan, this Grant Notice and the Agreement (together, the “RSU Award Agreement”) may not be modified, amended, or revised except in a writing signed by you and a duly authorized officer of the Company.

●	You have read and are familiar with the provisions of the Plan, the RSU Award Agreement and the Prospectus. In the event of any conflict between the provisions in the RSU Award Agreement, or the Prospectus and the terms of the Plan, the terms of the Plan shall control.

●	The RSU Award Agreement sets forth the entire understanding between you and the Company regarding the subject matter hereof and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of: (i) other equity awards previously granted to you, and (ii) any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company (or its Subsidiaries or Affiliates) and you in each case that specifies the terms that should govern this RSU Award.

PROFICIENT AUTO LOGISTICS, INC.		PARTICIPANT: [●]

By:		By:
Signature		Signature
Title:	[●]	Date:	[●]
Date:	[●]

ATTACHMENTS: Restricted Stock Unit Award Agreement, 2024 Long-Term Incentive Plan

2024 LONG-TERM INCENTIVE PLAN

AWARD AGREEMENT (RSU AWARD)

As reflected by your RSU Award Grant Notice (“Grant Notice”) PROFICIENT AUTO LOGISTICS, INC. (the “Company”) has granted you an award of restricted stock units under its 2024 Long-Term Incentive Plan (the “Plan”) for the number of restricted stock units as indicated in your Grant Notice (the “RSU Award”). The terms of your RSU Award as specified in this Award Agreement for your RSU Award (the “Agreement”) and the Grant Notice constitute your “RSU Award Agreement.” Defined terms not explicitly defined in this Agreement but defined in the Grant Notice or the Plan shall have the same definitions as in the Grant Notice or Plan, as applicable.

The general terms applicable to your RSU Award are as follows:

1. GOVERNING PLAN DOCUMENT. Your RSU Award is subject to all the provisions of the Plan, including but not limited to the provisions in:

(a)	Section 6 of the Plan regarding the impact of a Capitalization Adjustment or Change in Control on your RSU Award;

(b)	Section 9(e) of the Plan regarding the Company’s retained rights to terminate your Continuous Service notwithstanding the grant of the RSU Award; and

(c)	Section 8 of the Plan regarding the tax consequences of your RSU Award.

Your RSU Award is further subject to all interpretations, amendments, rules, and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the RSU Award Agreement and the provisions of the Plan, the provisions of the Plan shall control.

2. GRANT OF THE RSU AWARD. This RSU Award represents your right to be issued on a future date the number of shares of the Company’s Common Stock that is equal to the number of restricted stock units indicated in the Grant Notice, or a cash equivalent, as modified to reflect any Capitalization Adjustment, and subject to your satisfaction of the conditions set forth in the RSU Award Agreement (the “Restricted Stock Units”). The Restricted Stock Units will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets. Any additional Restricted Stock Units that become subject to the RSU Award pursuant to Capitalization Adjustments as set forth in the Plan and the provisions of Section 4 below, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units covered by your RSU Award.

3. VESTING. Your Restricted Stock Units will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice, subject to the provisions contained herein and the terms of the Plan. Vesting will cease upon the termination of your Continuous Service. Except as provided in this Section 3, in the event of the termination of your Continuous Service for any reason, all unvested Restricted Stock Units will immediately and automatically be cancelled and forfeited.

(a)	Involuntary Termination Without Cause. In the event of termination of your Continuous Service due to an involuntary termination without Cause while Restricted Stock Units remain outstanding and unvested hereunder, subject to you signing and not revoking a release of claims against the Company and such release becoming effective no later than the sixty-day anniversary of the date of termination of your Continuous Service, and further subject to your continued compliance with all of the terms of the Plan and this RSU Award Agreement, a pro rata portion of the then-unvested Restricted Stock Units shall vest immediately on such date of termination of your Continuous Service, with the pro rata portion determined based on the number of calendar days worked during the applicable vesting period prior to the date of your termination of your Continuous Service over the number of total calendar days in the applicable vesting period, and determined separately with respect to each remaining tranche of the Restricted Stock Units (the “Pro Rata Portion”), and any remaining unvested Restricted Stock Units shall be immediately forfeited.

(b)	Termination Due to Disability. In the event of termination of your Continuous Service due to Disability while Restricted Stock Units remain outstanding and unvested hereunder, then subject to your continued compliance with all of the terms of the Plan and this RSU Award Agreement, as applicable, the Pro Rata Portion of the then-unvested Restricted Stock Units shall vest immediately on such date of termination of your Continuous Service, and any remaining unvested Restricted Stock Units shall be immediately forfeited.

(c)	Termination Due to Death. In the event of termination of your Continuous Service due to death while Restricted Stock Units remain outstanding and unvested hereunder, the Pro Rata Portion of the then-unvested Restricted Stock Units then-unvested portion of your Restricted Stock Units shall vest immediately on such date of termination of your Continuous Service, and your designated beneficiary shall be entitled to receive payment in accordance with Section 6 and subject to all applicable terms of this RSU Award Agreement and the Plan, and any remaining unvested Restricted Stock Units shall be immediately forfeited.

4. DIVIDENDS. You may become entitled to receive payments equal to any cash dividends, dividend equivalents, and other distributions paid with respect to a corresponding number of shares of Common Stock to be issued in respect of the Restricted Stock Units covered by your RSU Award. Any such dividends, dividend equivalents, or distributions shall be subject to the same forfeiture restrictions as apply to the Restricted Stock Units and shall be paid at the same time and form that the corresponding shares of Common Stock are issued in respect of your vested Restricted Stock Units, provided, however that to the extent any dividends, dividend equivalents, or distributions are paid in shares of Common Stock, then you will automatically be granted a corresponding number of additional Restricted Stock Units subject to the RSU Award (the “Dividend Units”), and further provided that such Dividend Units shall be subject to the same forfeiture restrictions and restrictions on transferability, and same timing requirements for issuance of shares of Common Stock, as apply to the Restricted Stock Units subject to the RSU Award with respect to which the Dividend Units relate.

5. RESERVED.

6. SETTLEMENT. You shall be entitled to receive (a) one whole share of Common Stock for each Restricted Stock Unit which vests at the time set forth in the Grant Notice, or (b) a cash payment equal to the product of the number of Restricted Stock Units which vest at the time set forth in the Grant Notice and the Fair Market Value of one share of Common Stock on such vesting date, or (c) a combination of the foregoing. Such payment shall be made in the form of whole shares of Common Stock, cash, or a combination of the foregoing at the Company’s discretion under the terms of the Plan on or as soon as practicable following the date of vesting, but in no event later than March 15 of the year following the year in which the date of vesting occurs.

7. DATE OF ISSUANCE. Subject to the satisfaction of the Withholding Obligation, if any, in the event one or more Restricted Stock Units vests, to the extent such vested Restricted Stock Unit is settled using shares of Common Stock, the following provisions shall apply to the extent applicable at a vesting date when shares of Common Stock are registered under the Securities Act, unless otherwise determined by the Company. If:

(a)	the applicable vest date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell shares of Common Stock on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies (a “10b5-1 Arrangement”) or under such other policy expressly approved by the Company), and

(b)	either (1) a Withholding Obligation does not apply, or (2) the Company decides, prior to the applicable vest date, (A) not to satisfy the Withholding Obligation by withholding shares of Common Stock from the shares otherwise due to you under this Award, and (B) not to permit you to enter into a “same day sale” commitment with a broker-dealer (including but not limited to a commitment under a 10b5-1 Arrangement) and (C) not to permit you to pay your Withholding Obligation in cash, then the shares that would otherwise be issued to you on the applicable vest date will not be delivered on such applicable vest date and will instead be delivered on the first business day when you are not prohibited from selling shares of the Company’s Common Stock in the open public market or on such other date determined by the Company, but in no event later than the Issuance Deadline.

The “Issuance Deadline” means (a) December 31 of the calendar year in which the applicable vest date occurs (that is, the last day of your taxable year in which the applicable vest date occurs), or (b) if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the shares of Common Stock issuable as a result of the applicable vest date under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).

8. LOCK-UP PERIOD. By accepting your RSU Award, you agree that you will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any shares of Common Stock or other securities of the Company held by you, for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as the underwriters or the Company will request to facilitate compliance with FINRA Rule 2241 or any successor or similar rules or regulation (the “Lock-Up Period”); provided, however, that nothing contained in this Section 8 will prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. You also agree that any transferee of any shares of Common Stock (or other securities) of the Company held by you will be bound by this Section 8. The underwriters of the Company’s shares of Common Stock are intended third party beneficiaries of this Section 8 and will have the right, power, and authority to enforce the provisions hereof as though they were a party hereto.

9. TRANSFERABILITY. Except as otherwise provided in the Plan, your RSU Award is not transferable, except by will or by the applicable laws of descent and distribution.

10. CHANGE IN CONTROL. Your RSU Award is subject to the terms of any agreement governing a Change in Control involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on your behalf with respect to any escrow, indemnities, and any contingent consideration. In the event of a Change in Control on or prior to the final vesting date of your RSU Award as provided in the Grant Notice, the Company, or the entity that is the surviving entity or successor to the Company following such transaction, may elect (a) to continue your RSU Award subject to the terms of this RSU Award Agreement and the Plan and subject to such adjustments, if any, by the Board as permitted by Section 6(a) of the Plan; (b) to substitute or replace your RSU Award with a substantially equivalent equity or equity-based award in the entity that is the surviving entity or successor to the Company; (c) to terminate this RSU Award and distribute shares of Common Stock (or the cash equivalent), equal to the amount that would have been attained upon realization of your rights as of the date of the occurrence of the Change in Control, within sixty (60) days following such Change in Control; provided, however, to the extent required by Section 409A of the Code, such distribution shall only be made if the Change in Control also satisfies the definition of “change in control event” as set forth in Treas. Reg. 1.409A-3(i)(5) and the distribution of shares of Common Stock is consistent with Treas. Reg. 1.409A-3(j)(4)(ix)(B); or (d) to implemental any combination of the foregoing. In the event that the Company or its successor chooses to terminate this RSU award and make a distribution as provided in clause (c) of the previous sentence (in which case the Change in Control is a “Vesting Change in Control”), the payment amount attributable to dividends and/or dividend equivalents as described in and determined pursuant to Section 3 shall be determined as if the date of the Vesting Change in Control were the vesting date and the number of shares of Common Stock (or the cash equivalent) to be delivered pursuant to Sections 5 and 6 shall be calculated as if the date of such Vesting Change in Control were the vesting date. In the event that the Company or its successor continues your RSU Award or substitutes or replaces your RSU Award with a substantially equivalent equity or equity-based award as provided in clauses (a) or (b) hereof, respectively, if your employment or service, as applicable, is terminated by the Company or the entity that is the surviving entity or successor to the Company for reasons other than Cause within twenty-four (24) months following a Change in Control, all Restricted Stock Units granted to you pursuant to this RSU Award which have not vested as of your date of termination shall become fully vested.

11. SECTION 409A; NO ADVICE; NO LIABILITY FOR TAXES. The vesting and settlement of Restricted Stock Units awarded pursuant to this RSU Award are intended to be exempt from Section 409A of the Code. The Board reserves the right, to the extent the Board deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Agreement to ensure that the Restricted Stock Units qualify for exemption from or comply with Section 409A of the Code; provided, however, that the Company makes no representations that the Restricted Stock Units will be exempt from Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to these Restricted Stock Units. The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying shares of Common Stock. You are hereby advised to consult with your own personal tax, legal, and financial advisors regarding your participation in the Plan before taking any action related to the Plan. As a condition to accepting the RSU Award, you hereby (a) agree to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from the RSU Award or other Company compensation and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax consequences of the RSU Award and have either done so or knowingly and voluntarily declined to do so.

12. SEVERABILITY. If any part of this RSU Award Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this RSU Award Agreement or the Plan not declared to be unlawful or invalid. Any Section of this RSU Award Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

13. OTHER DOCUMENTS. You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b) (1) promulgated under the Securities Act, which includes the Prospectus. In addition, you acknowledge receipt of [the Company’s Trading Policy]1.

14. QUESTIONS. If you have questions regarding these or any other terms and conditions applicable to your RSU Award, including a summary of the applicable federal income tax consequences, please see the Prospectus.

[1]	Note to Draft: Formal name of Company’s Trading Policy to be confirmed once drafted.

15. SHAREHOLDER RIGHTS. Subject to the restrictions imposed by this RSU Award Agreement and the Plan, you shall not have, with respect to the Restricted Stock Units covered by this RSU Award, any of the rights of a stockholder of the Company holding shares of Common Stock, including the right to vote any shares of Common Stock or the right to receive any cash dividends unless or until shares of Common Stock are delivered to you following vesting of the Restricted Stock Units as provided in the Grant Notice.

16. NO SERVICE RIGHTS. Neither the Plan nor this RSU Award Agreement shall confer upon you any right with respect to continuation of an employment or service relationship with the Company or its Subsidiaries or Affiliates, nor shall it interfere in any way with your right or the Company’s or its Subsidiaries’ or Affiliates’ rights to terminate your employment or service relationship at any time, with or without cause.

17. AMENDMENTS AND WAIVERS. No modification of or amendment to this RSU Award Agreement, nor any waiver of any rights under this RSU Award Agreement, shall be effective unless in writing signed by the parties to this RSU Award Agreement. No delay or failure to require performance of any provision of this RSU Award Agreement shall constitute a waiver of that provision as to that or any other instance. In accepting the Restricted Stock Units, you acknowledge that the Plan is established voluntarily by the Company, is discretionary in nature, and may be modified, amended, suspended, or terminated at any time; provided that, except for amendments and modifications made pursuant to and in accordance with Sections 10 or 11 hereof, no amendment or termination may, in the absence of written consent to the change by you, Materially Impair your rights under this RSU Award Agreement prior to the date such amendment or termination is adopted by the Board (or the Committee if applicable).

18. IMPOSITION OF OTHER REQUIREMENTS. The Company reserves the right to impose other requirements on your participation in the Plan and on any RSU Award or shares of Common Stock acquired under the Plan, to the extent the Company determines in the sole discretion of the Board that is necessary or advisable in order to comply with Applicable Law or facilitate the administration of the Plan. You agree to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

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